Exhibit 4.1

Entercom Communications Corp.

and

American Stock Transfer & Trust Company, LLC

as Rights Agent

Rights Agreement

Dated as of April 20, 2020

RIGHTS AGREEMENT

Rights Agreement, dated as of April 20, 2020 (this “Agreement”), between Entercom Communications Corp., a Pennsylvania corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, on April 20, 2020, the Board of Directors (the “Board”) of the Company adopted this Agreement, and authorized and declared a dividend of one preferred stock purchase right (a “Class A Right”) for each share of Class A Common Stock (as defined in Section 1.7) and one preferred stock purchase right (a “Class B Right” and, together with the Class A Rights, the “Rights”) for each share of Class B Common Stock (as defined in Section 1.8), in each case, outstanding at the close of business on May 5, 2020 (the “Record Date”) and has authorized and directed the issuance of one Class A Right or Class B Right (in each case, subject to adjustment as provided herein) with respect to each share of Class A Common Stock or Class B Common Stock, as applicable, that is or shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are defined in Sections 3.1 and 7.1, respectively), each Class A Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), of the Company, and each Class B Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company, each having the rights, powers and preferences set forth in the Statement of Terms of Series A Junior Participating Convertible Preferred Stock (the “Series A Statement of Terms”) or Statement of Terms of Series B Junior Participating Convertible Preferred Stock (the “Series B Statement of Terms” and, together with the “Series A Statement of Terms”, the “Statement of Terms”), as applicable, attached hereto, respectively, as Exhibit A-1 and Exhibit A-2 (each as amended from time to time), upon the terms and subject to the conditions hereinafter set forth; provided, however, that Rights may be issued with respect to Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

1.1. “Acquiring Person” shall mean any Person who or which, together with all Related Persons of such Person, shall be the Beneficial Owner of 10% or more of the Class A Common Stock then outstanding, but shall not include (i) an Exempt Person, (ii) any Existing Holder (but excluding for purposes of this definition, any Exempt Person), unless and until such time as such Existing Holder shall, after the first public announcement of this Agreement, become the Beneficial Owner of one or more additional shares of Class A Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common

Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon acquiring such Beneficial Ownership, such Existing Holder does not Beneficially Own 10% (15% in the case of a Passive Institutional Investor) or more of the Class A Common Stock then outstanding, or (iii) a Passive Institutional Investor, so long as such Person is not the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, provided that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13D under the Exchange Act (or any comparable or successor report), such formerly Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if (A) it is an Existing Holder, (B) at the time it reports or becomes required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13D, such formerly Passive Institutional Investor has Beneficial Ownership of less than 10% of the Class A Common Stock then outstanding, or (C) (1) such formerly Passive Institutional Investor divests as promptly as practicable (but in any event not later than 20 Business Days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of shares of Common Stock of the Company so that it would no longer be an “Acquiring Person,” as defined herein, and (2) prior to reducing its Beneficial Ownership to below 10%, such formerly Passive Institutional Investor does not increase its Beneficial Ownership of the Class A Common Stock then outstanding (other than by reason of share purchases by the Company) above the lowest Beneficial Ownership of such Person at any time during such 20-day period. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 10% (15% in the case of a Passive Institutional Investor) or more of the Class A Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the Class A Common Stock then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Class A Common Stock, such Person does not Beneficially Own 10% (15% in the case of a Passive Institutional Investor) or more of the Class A Common Stock then outstanding. Notwithstanding the foregoing, if the Board determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Class A Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Class A Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and had no intention of changing or influencing control of the Company, and such Person divests as promptly as practicable (as determined, in good faith, by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of shares of Class A Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Class A Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Class A Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement. The number of shares of Class A Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall be deemed to be outstanding for the purpose of computing the percentage of the outstanding number of shares of Class A Common Stock owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Class A Common Stock owned by any other Person. Notwithstanding the foregoing, if any Person satisfying the requirements of Rule 13d-1(b)(1) (other than a Person that so satisfies Rule 13d-1(b)(1) solely by reason of Rule 13d-1(b)(1)(ii)(E)) who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of such Person’s business as a derivatives dealer that the Board determines, in good faith, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, then, and unless and until the Board shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Further, no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual who, on the later of the date hereof and the first public announcement of this Agreement, is a Permitted Class B Holder if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a trust created by such individual for estate planning purposes.

1.2. A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) at any time after the first public announcement of the adoption of this Agreement, in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in such Person’s decision-making processes and (ii) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that in no event, shall any Permitted Class B Holder be deemed to be “Acting in Concert” with any other Permitted Class B Holder. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.

No Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by means of a solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for tenders of, or tendering or receiving tenders of, securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

1.3. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

1.4. A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

1.4.1. which such Person or any of such Person’s Related Persons, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such security (except that a Person shall not be deemed to be the Beneficial Owner of any security under this clause (A) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A), and/or (B) investment power, which includes the power to dispose, or to direct the disposition, of such security;

1.4.2. which such Person or any of such Person’s Related Persons, directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Related Persons, until such tendered securities are accepted for purchase or exchange, (y) securities which such Person or any of such Person’s Related Persons, has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (z) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Related Persons prior to the Distribution Date or pursuant to Section 3.1 or Section 22 (“Original Rights”) or pursuant to Section 11.9 or Section 11.15 with respect to an adjustment to Original Rights;

1.4.3. which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with whom such Person or any of such Person’s Related Persons, has an agreement, arrangement or understanding to act together for the purpose of acquiring, holding, voting or disposing of any securities of the Company (except that a Person shall not be deemed to be the Beneficial Owner of any security under this Section 1.4.3 if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A);

1.4.4. which such Person would otherwise be deemed to be the beneficial owner pursuant to Rule 13d-3 or 13d-5 under the Exchange Act; or

1.4.5. which are “Beneficially Owned” (within the meaning of Sections 1.4.1 through 1.4.4 hereof), directly or indirectly, by a Counterparty (as such term is defined in the immediately following paragraph) (or any of such Counterparty’s Affiliates or Associates) that has any Synthetic Equity Position (as such term is defined in the immediately following paragraph) (without regard to any short or similar position under the same or any other Synthetic Equity Position) to which such Person or any of such Person’s Affiliates or Associates is a Receiving

Party (as such term is defined in the immediately following paragraph) and that is not otherwise included in the definition of Beneficial Ownership (within the meaning of Sections 1.4.1 through 1.4.4 hereof); provided, however, that the number of shares of Class A Common Stock of the Company that a Person is deemed to “Beneficially Own” pursuant to this Section 1.4.5 in connection with a particular Synthetic Equity Position shall not exceed the number of Notional Common Shares (as such term is defined in the immediately following paragraph) with respect to such Synthetic Equity Position; provided further, that the number of securities Beneficially Owned by each Counterparty (including its Affiliates and Associates) under a Synthetic Equity Position shall for purposes of this clause Section 1.4.5 be deemed to include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Synthetic Equity Position to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Synthetic Equity Position” is a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) between two parties (the “Receiving Party” and the “Counterparty”) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument become determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination. The number of shares of Class A Common Stock of the Company specified or referenced in such derivative security contract (as determined by the Board in good faith) is the number of “Notional Common Shares.” For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Synthetic Equity Positions.

No Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities which such Person or any of such Person’s Related Persons would otherwise be deemed to “Beneficially Own” pursuant to this Section 1.4 solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons) or the consummation of any transactions contemplated thereby, or any tender, voting or support agreement entered into by such Person (or one or more of such Person’s Related Persons) in connection therewith or the consummation of any transactions contemplated thereby, if, prior to such Person becoming an Acquiring Person, the Board has approved such merger or other acquisition agreement, or such tender, voting or support agreement.

No Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any Class A Common Stock issuable upon conversion of Class B Common Stock and which such Person or any of such Person’s Related Persons would otherwise be deemed to “Beneficially Own” Class A Common Stock pursuant to this Section 1.4 solely as a result of such Person’s or such Related Person’s Beneficial Ownership of Class B Common Stock.

No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1.4), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

1.5. “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.6. “close of business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

1.7. “Class A Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

1.8. “Class B Common Stock” shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

1.9. “Common Stock” when used with reference to the Company shall mean Class A Common Stock and/or Class B Common Stock. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of, such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities or equity interest.

1.10. “Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at a meeting of the shareholders of the Company with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company and its Subsidiaries.

1.11. “Exempt Person” shall mean (A) each of Joseph M. Field and David J. Field, unless and until such time as they collectively shall, after the first public announcement of this Agreement, become the Beneficial Owners in the aggregate of an additional 2.5% or more of the Class A Common Stock outstanding as of the first public announcement of this Agreement, other than (1) as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by them or (2) pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) and (B) the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

1.12. “Existing Holder” shall mean any Person who, immediately prior to the first public announcement of the adoption of this Agreement, is the Beneficial Owner of 10% or more of the Class A Common Stock then outstanding, together with any Affiliates and Associates of such Person.

1.13. “Passive Institutional Investor” shall mean any Person who or which has reported or is required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (x) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (y) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold shares of Common Stock of the Company on behalf of any other Person who has reported or is required to report Beneficial Ownership of shares of Common Stock of the Company on such Schedule 13D.

1.14. “Permitted Class B Holders” shall mean (i) Joseph M. Field and David J. Field, (ii) the spouse or lineal descendant of Joseph M. Field or David J. Field and any spouse of such lineal descendant, (iii) the trustee of a trust (including a voting trust) principally for the benefit of one or more of the Persons described in clause (i) or (ii) of this definition, and (iv) the estate of any of the Persons described in clause (i) or (ii) of this definition. For purposes of this definition, (A) the relationship of any Person that is derived by or through legal adoption shall be treated the same as if such relationship were a natural one, (B) ownership in the form of joint tenancy by a Permitted Class B Holder shall be considered ownership by a Permitted Class B Holder provided that the terms of such joint tenancy includes a right of survivorship (and upon the death of a Permitted Class B Holder, at least one of the surviving joint tenants must independently qualify as a Permitted Class B Holder), and (C) a minor for whom shares of Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered to be held by a Permitted Class B Holder for so long as the Person entitled to vote the shares under applicable laws independently qualifies as a Permitted Class B Holder.

1.15. “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, and shall include any successor (by merger or otherwise) of any such Person.

1.16. “Preferred Stock” shall mean Series A Preferred and/or Series B Preferred.

1.17. “Qualifying Offer” shall mean an offer determined by the Board to have, to the extent required for the type of offer specified, each of the following characteristics:

1.17.1. a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock at the same per-share consideration;

1.17.2. an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

1.17.3. an offer whose offer price per share of Common Stock is greater than the highest reported market price for the Class A Common Stock in the twenty-four (24) months immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act, with, in the case of an offer that includes shares of common stock of the offeror, such offer price per share of Common Stock being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;

1.17.4. an offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the shareholders of the Company is either unfair or inadequate;

1.17.5. if the offer includes shares of common stock of the offeror, an offer pursuant to which (i) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board to evaluate the offer and make an informed decision and, if requested by the Board, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the shareholders of the Company is fair from a financial point of view, and (ii) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed the due diligence review to its satisfaction (or following completion of such due diligence review within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board that the consideration being offered to the shareholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten (10) Business Day period, render an opinion to the Board that the consideration being offered to the shareholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or would reasonably be expected to have a material adverse effect on the value of the common stock of the offeror;

1.17.6. an offer that is subject only to the minimum tender condition described below in Section 1.17.9 of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisers of the Company;

1.17.7. an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open until at least the later of (i) the date the Board redeems the outstanding Rights or exempts such offer from the terms of this Agreement, (ii) if Special Meeting Demands are not received from the holders of a Requisite Percentage with respect to such offer, ten (10) Business Days after the end of the Board Evaluation Period and (iii) if a Special Meeting is duly requested in accordance with Section 23.3, ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period, ten (10) Business Days following the last day of such Special Meeting Period;

1.17.8. an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that, in addition to the minimum time periods specified in Section 1.17.7 of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty Business Days after (i) any increase in the consideration being offered or (ii) any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1.11.7 and this Section 1.17.8, beyond (1) the time that any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under Section 1.17.7 and this Section 1.17.8, (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (3) three (3) Business Days after the shareholder vote with respect to approval of a Definitive Acquisition Agreement with another offeror has been officially determined and certified by the inspectors of elections;

1.17.9. an offer that is conditioned on a minimum of at least a majority in voting power of (i) the shares of the Common Stock outstanding on a fully-diluted basis and (ii) the outstanding shares of the Common Stock not held by the Person making such offer (or such Person’s Related Persons) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

1.17.10. an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share of Common Stock actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

1.17.11. an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering shareholder (other than extensions of the offer consistent with the terms thereof);

1.17.12. an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (i) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (iii) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

1.17.13. if the offer includes shares of common stock of the offeror, (i) the offeror is a publicly owned United States corporation and its common stock is freely tradable and is listed or admitted to trading on either the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (“NYSE”), (ii) no shareholder approval of the offeror is required to issue such common stock, or, if required, such approval has already been obtained, (iii) no Person (including such Person’s Related Persons) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, (iv) no other class of voting stock of the offeror is outstanding and (v) the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23.3 shall no longer be applicable to such offer.

1.18. “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person, and any other Person with whom such Person or such Person’s Affiliates or Associates is Acting in Concert (or any Affiliate or Associate of such other Person).

1.19. “Right to Acquire” shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”)), or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

1.20. “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

1.21. “Subsidiary” of any Person shall mean any partnership, joint venture, limited liability company, firm, corporation, unincorporated association, trust or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, of record or beneficially, directly or indirectly, by such Person.

1.22. A “Trigger Event” shall be deemed to have occurred upon any Person becoming an Acquiring Person.

1.23. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Adjustment Shares	11.1.2

Agreement	Preamble

Board	Recitals

Board Evaluation Period	23.3.1

Book Entry Shares	3.1

call equivalent position	1.4.5

Class A Adjustment Shares	11.1.2

Class B Adjustment Shares	11.1.2

Company	Preamble

Counterparty	1.4.5

current per share market price	11.4.1

Current Value	11.1.3

derivative security	1.4.5

Distribution Date	3.1

equivalent preferred stock	11.2

Exchange Act	1.2

Exchange Consideration	27.1

Exemption Date	23.3.3

Expiration Date	7.1

Final Expiration Date	7.1

Notional Common Shares	1.4.5

NYSE	1.17.3

Original Rights	1.3.2

Outside Meeting Date	23.3.3

preferred stock equivalent	11.1.3

Principal Party	13.2

Purchase Price	4

Qualifying Offer Resolution	23.3.1

Receiving Party	1.4.5

Record Date	Recitals

Requisite Percentage	23.3.1

Redemption Date	7.1

Redemption Price	23.1

Right	Recitals

Right Certificate	3.1

Rights Agent	Preamble

Security	11.4.1

Series A Preferred	Recitals

Series A Statement of Terms	Recitals

Series B Preferred	Recitals

Series B Statement of Terms	Recitals

Special Meeting	23.3.1

Special Meeting Demand	23.3.1

Special Meeting Period	23.3.2

Spread	11.1.3

Statement of Terms	Recitals

Substitution Period	11.1.3

Summary of Rights	3.2

Synthetic Equity Position	1.4.5

Trading Day	11.4.1

Trust	27.1

Trust Agreement	27.1

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine. Contemporaneously with such appointment, if any, the Company shall notify the Rights Agent thereof.

Section 3. Issuance of Right Certificates.

3.1. Rights Evidenced by Stock Certificates. Until the earlier of (i) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth (10th) Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Class A Rights and Class B Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates representing the Class A Common Stock and Class B Common Stock, respectively, registered in the names of the holders thereof or, in the case of uncertificated shares of Class A Common Stock or Class B Common Stock registered in book entry form (“Book Entry Shares”), by notation in book entry (which certificates for Class A Common Stock, Class B Common Stock and Book Entry Shares shall also be deemed to be Right Certificates) and not by separate certificates, and (y) the Class A Rights and Class B Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Class A Common Stock or Class B Common Stock, respectively. The preceding sentence notwithstanding, prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). Nothing herein shall permit such a postponement of a Distribution Date after a Person becomes an Acquiring Person, except as a result of the operation of the third sentence of Section 1.1. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company (or, if requested, the Rights Agent) will send, by first-class, postage-prepaid mail, to each record holder of Class A Common Stock and/or Class B Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Related Person of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Class A Common Stock and/or Class B Common Stock, one or more certificates for Class A Rights and/or Class B Rights, as applicable, in substantially the form of Exhibit B-1 or Exhibit B-2, respectively, attached hereto (each, a “Right Certificate”), evidencing one Class A Right or Class B Right (each subject to adjustment as provided herein) for each share of Class A Common Stock or Class B Common Stock, respectively, so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

3.2. Summary of Rights. On the Record Date or as soon as practicable thereafter, the Company will send or cause to be sent a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date (other than any Acquiring Person or any Related Person of any Acquiring Person) at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock. Any failure to send a copy of the Summary of Rights shall not invalidate the Rights or affect their transfer with the Common Stock. With respect to certificates representing Common Stock and Book Entry Shares outstanding as of the close of business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof or Book Entry Shares, as applicable, together with a copy of the Summary of Rights and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry Shares outstanding at the close of business on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby and the Book Entry Shares, as applicable.

3.3. New Certificates and Uncertificated Shares After Record Date. Certificates for Common Stock that become outstanding (whether upon issuance out of authorized but unissued Common Stock, disposition out of treasury or transfer or exchange of outstanding Common Stock) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed, printed, stamped, written or otherwise affixed onto them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Entercom Communications Corp. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of April 20, 2020, as the same may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons (as defined in the Agreement) or any Related Person (as defined in the Agreement) of any Acquiring Person shall become null and void and will no longer be transferable.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. Until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Stock represented by such certificates and such Book Entry Shares shall be evidenced solely by such certificates or the Book Entry Shares alone, and the surrender for transfer of any such certificates or Book Entry Shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

Notwithstanding this Section 3.3, neither the omission of the legend required hereby, nor the failure to provide the notice thereof, shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Class A Right Certificates and the Class B Right Certificates (and the forms of election to purchase shares and assignment, including the certifications therein, to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B-1 and Exhibit B-2, respectively, hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the respective Rights may from time to time be listed or quoted, or to conform to usage. Subject to the terms and conditions hereof, the Class A Right Certificates and the Class B Right Certificates, whenever issued, shall be dated as of the Distribution Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase, with respect to the Class A Right Certificates, such number of one-thousandths of a share of Series A Preferred, and with respect to the Class B Right Certificates, such number of one-thousandths of a share of Series B Preferred, as shall be set forth therein at the price per one one-thousandth of a share of Series A Preferred or Series B Preferred, as applicable, set forth therein (in each case, the “Purchase Price”), but the number of such one-thousandths of a share of Series A Preferred or Series B Preferred, as applicable, and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by the Chairman, President and Chief Executive Officer, the Chief Revenue Officer, the Chief Operating Officer or any Executive Vice President of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company or by such officers as the Board may designate, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of this Agreement, including but not limited to Section 11.1.2 and Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 27) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-thousandths of a share of applicable Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up or combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Related Person of such registered holder or such Beneficial Owner (or such former Beneficial Owner), in each case, as the Company shall reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up or combination or exchange of such Right Certificates. Notwithstanding anything contained herein to the contrary, no Person holding Class B Rights or any associated Right Certificates may transfer, and neither the Corporation nor the Rights Agent shall register the transfer of, Class B Rights or any associated Right Certificates, whether by sale, assignment, gift, bequest, appointment of otherwise, except to a Permitted Class B Holder. Upon any attempted transfer of Class B Rights or any associated Right Certificates not permitted hereunder, such Rights and Right Certificates shall be automatically converted into an equal number of Class A Rights and associated Right Certificates.

Subject to the provisions of Section 11.1.2, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1. Exercise of Rights. Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one-thousandths of a share of Series A Preferred or Series B Preferred, as applicable (or other securities, cash or other assets), as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on April 20, 2021 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, or (iv) the time at which the Rights are exchanged as provided in Section 27.

7.2. Purchase. The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be initially $6.06, subject to adjustment from time to time as provided in Sections 11, 13 and 26 and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

7.3. Payment Procedures. Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the total number of one-thousandths of a share of applicable Preferred Stock (or other securities, cash or other assets) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9, in cash or by certified or cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the applicable Preferred Stock (or make available, if the Rights Agent is the transfer agent), certificates for the number of shares of applicable Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of applicable Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from such depositary agent depositary receipts representing interests in such number of one-thousandths of a share of applicable Preferred Stock, as are to be purchased (in which case certificates for the applicable Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs such depositary agent to comply with all such requests; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 or otherwise in accordance with Section 11.1.3; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to the registered holder of such Right Certificate, or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to the registered holder of such Right Certificate, or upon the order of the registered holder of such Right Certificate, to such other Person as designated by such holder. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11.1.3, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

7.4. Partial Exercise. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14.

7.5. Full Information Concerning Ownership. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 or as set forth in this Section 7 unless the certification contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Related Person of such registered holder or such Beneficial Owner (or such former Beneficial Owner), in each case, as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records or physical records of all cancelled or destroyed Rights Certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9. Reservation and Availability of Capital Stock. The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock (and, if the Company elects to complete a Mandatory Conversion (as defined in the applicable Statement of Terms) following the occurrence of a Trigger Event, out of its authorized and unissued Common Stock or other securities or out of its shares held in its treasury) the number of shares of Series A Preferred and Series B Preferred (and, if the Company elects to complete a Mandatory Conversion following the occurrence of a Trigger Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

So long as the Preferred Stock (and, if the Company elects to complete a Mandatory Conversion following the occurrence of a Trigger Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on the NYSE or any other national securities exchange or traded in the over-the-counter market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NYSE or such other exchange or market upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock (or Common Stock and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights, to register and qualify such Preferred Stock (or Common Stock and/or other securities, as the case may be) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, from time to time for a period of time not to exceed one hundred twenty (120) days in any particular instance, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective or in order to prepare and file any supplement or amendment to such registration statement that the Board determines to be necessary and appropriate under applicable law. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or Common Stock and/or other securities, as the case may be), represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be), transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be), transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby (or an exchange pursuant to Section 27), the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock (or Common Stock or other securities, as the case may be), for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. Post-Execution Events.

11.1.1. Corporate Dividends, Reclassifications, Etc. In the event the Company shall, at any time after the date of this Agreement, (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of Preferred Stock (each including any such reclassification in connection with a merger or other transaction in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1.1, the number and kind of shares of capital stock issuable upon exercise of a Right in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to, Section 11.1.2.

11.1.2. Acquiring Person Events; Triggering Events. Subject to Section 27, in the event that a Trigger Event occurs, then, from and after the first occurrence of such event, (i) each holder of a Class A Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Class A Right equal to the then current Purchase Price multiplied by the number of one-thousandths of a share of Series A Preferred for which a Class A Right is then exercisable (whether or not then exercisable and without giving effect to this Section 11.1.2), in accordance with the terms of this Agreement, such number of shares of Series A Preferred as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one-thousandths of a share of Series A Preferred for which such Class A Right is then exercisable (whether or not then exercisable and without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the current per share market price of the Class A Common Stock (determined pursuant to Section 11.4) on the first of the date of the occurrence of, or the date of the first public announcement of, a Trigger Event (the “Class A Adjustment Shares”), and (ii) each holder of a Class B Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Class B Right equal to the then current Purchase Price multiplied by the number of one-thousandths of a share of Series B Preferred for which a Class B Right is then exercisable (whether or not then exercisable and without giving effect to this Section 11.1.2), in accordance with the terms of this Agreement, such number of shares of Series B Preferred as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one-thousandths of a share of Series B Preferred for which such Class B Right is then exercisable (whether or not then exercisable and without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the current per share market price of the Class A Common Stock (determined pursuant to Section 11.4) on the first of the date of the occurrence of, or the date of the first public announcement of, a Trigger Event (the “Class B Adjustment Shares” and, together with the Class A Adjustment Shares, the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6. Notwithstanding the foregoing, upon and after the occurrence of a Trigger Event, any Rights that are or were acquired or Beneficially Owned by (1) any Acquiring Person or any Related Person of such Acquiring Person, (2) a transferee of any Acquiring Person (or of any Related Person of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (3) a transferee of any Acquiring Person (or of any Related Person of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, and subsequent transferees, shall become void without any further action, and any holder (whether or not such holder is an Acquiring Person or a Related Person of an Acquiring Person) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. From and after the Trigger Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 11.1.2 are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to any Acquiring Person or its Related Persons or transferees hereunder.

From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exercised pursuant to this Section 11.1.2 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11.1.2.

11.1.3. Insufficient Shares. To the extent permitted by the Company’s articles of incorporation and bylaws, in the event that upon the occurrence of a Trigger Event there shall not be sufficient Preferred Stock authorized and designated but unissued, or held by the Company as treasury shares, to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company shall take all such action as may be necessary to authorize and/or designate additional Preferred Stock for issuance upon exercise of the Rights, provided, however, that if the Company determines that it is unable to cause the authorization of a sufficient number of additional shares of Preferred Stock, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party (including its articles of incorporation and bylaws), shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), over (2) the Purchase Price (such excess, the “Spread”) and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11.1.2), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or fractions of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Preferred Stock, the Board has deemed in good faith to have substantially the same value as the Preferred Stock) (each such share of preferred stock or fractions of shares of preferred stock constituting a “preferred stock equivalent”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the occurrence of a Trigger Event, then the Company shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of a Trigger Event, the Board shall determine in good faith that it is likely that sufficient additional shares of Preferred Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the thirty (30) day period set forth above, may be extended to the extent necessary, but not more than one hundred twenty (120) days following the occurrence of a Trigger Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some actions need be taken pursuant to the first and/or second sentences of this Section 11.1.3 with respect to either the Class A Rights or Class B Rights, the Company (x) shall take such action in a manner that complies with the limitations of Article Tenth of the Amended and Restated Certificate of Incorporation of the Company, including to have equivalent effect for the Series A Preferred and Series B Preferred but subject to such differences as to voting power and underlying Common Stock reflected in the terms of the Series A Preferred and Series B Preferred, and (y) may suspend the exercisability of all Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11.1.3, the value of a share of Preferred Stock shall be the then current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event and the value of any “preferred stock equivalent” shall be deemed to have the same value as the Preferred Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive Preferred Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11.1.3.

11.2. Dilutive Rights Offering. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Preferred or Series B Preferred entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase the applicable Preferred Stock (or preferred stock equivalent) or securities convertible into the applicable Preferred Stock or preferred stock equivalent at a price per share of the applicable Preferred Stock or preferred stock equivalent (or having a conversion or exercise price per share, if a security convertible into or exercisable for the applicable Preferred Stock or preferred stock equivalent) less than the then current per share market price of the applicable Preferred Stock (as determined pursuant to Section 11.4) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of the applicable Preferred Stock and shares of preferred stock equivalent outstanding on such record date plus the number of shares of the applicable Preferred Stock and shares of preferred stock equivalent which the aggregate offering price of the total number of shares of the applicable Preferred Stock and/or shares of preferred stock equivalent to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of shares of the applicable Preferred Stock and shares of preferred stock equivalent outstanding on such record date plus the number of additional applicable Preferred Stock and/or shares of preferred stock equivalent to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights. Preferred Stock and shares of preferred stock equivalent owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.3. Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of the Series A Preferred or Series B Preferred (including any such distribution made in connection with a merger or other transaction in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, securities or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or a dividend payable in the applicable Preferred Stock (which dividend, for purposes of this Agreement, shall be subject to the provisions of Section 11.1.1(A))) or convertible securities, or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the applicable Preferred Stock (as determined pursuant to Section 11.4) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, securities or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of the applicable Preferred Stock and the denominator of which shall be such current per share market price of the applicable Preferred Stock (as determined pursuant to Section 11.4). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.4. Current Per Share Market Value.

11.4.1. General. For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the then current per share market price of the Security is determined during any period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to reflect the then current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported thereby or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current per share market price” shall mean the fair value per share as determined in good faith by the Board.

11.4.2. Preferred Stock. Notwithstanding Section 11.4.1, for the purpose of any computation hereunder, the “current per share market price” of Preferred Stock shall be determined in the same manner as set forth above in Section 11.4.1 (other than the last sentence thereof). If the current per share market price of the applicable Preferred Stock cannot be determined in the manner described in Section 11.4.1, the “current per share market price” of the applicable Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current per share market price of the Class A Common Stock (as determined pursuant to Section 11.4.1). If neither the Class A Common Stock nor the applicable Preferred Stock are publicly held or so listed or traded, or if on any such date neither the Class A Common Stock nor the applicable Preferred Stock are so quoted and no such market maker is making a market in either the Class A Common Stock or the applicable Preferred Stock, “current per share market price” of the applicable Preferred Stock shall mean the fair value per share as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For purposes of this Agreement, the “current per share market price” of one one-thousandth of a share of Preferred Stock shall be equal to the “current per share market price” of one share of Preferred Stock divided by 1,000.

11.5. Insignificant Changes. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price. Any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundred thousandth of a share of the applicable Preferred Stock or the nearest ten-thousandth of a share of Common Stock or other share or security, as the case may be.

11.6. Shares Other Than Preferred Stock. If as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11.1, 11.2, 11.3, 11.5, 11.8, 11.9 and 11.13, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

11.7. Rights Issued Subsequent to Adjustment. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-thousandths of a share of the applicable Preferred Stock and shares of other capital stock or other securities, assets or cash of the Company, if any, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8. Effect of Adjustments on Existing Rights. Unless the Company shall have exercised its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-thousandths of a share of the applicable Preferred Stock (calculated to the nearest one-hundred thousandth of a share of the applicable Preferred Stock) obtained by (i) multiplying (x) the number of one-thousandths of a share of the applicable Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9. Adjustment in Number of Rights. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one-thousandths of a share of the applicable Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-thousandths of a share of the applicable Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.10. Right Certificates Unchanged. Irrespective of any adjustment or change in the Purchase Price or the number of one-thousandths of a share of the applicable Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one-thousandths of a share of applicable Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

11.11. [INTENTIONALLY OMITTED].

11.12. Deferred Issuance. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of shares of Series A Preferred or Series B Preferred and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the applicable Preferred Stock and shares of other capital stock or other securities, assets or cash of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

11.13. Reduction in Purchase Price. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

11.14. Company Not to Diminish Benefits of Rights. The Company covenants and agrees that after the earlier of the Stock Acquisition Date or Distribution Date it will not, except as permitted by Section 23, Section 26 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15. Adjustment of Rights Associated with Common Stock. Notwithstanding anything contained in this Agreement to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay any dividend on any outstanding shares of Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, as applicable, (ii) effect a subdivision or consolidation of any outstanding shares of Class A Common Stock or Class B Common Stock (by reclassification or otherwise), or (iii) combine any outstanding shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares of Class A Common Stock or Class B Common Stock, as applicable, then in any such case, the number of Rights associated with each share of Class A Common Stock or Class B Common Stock, as applicable, then outstanding, or issued or delivered thereafter but prior to the Distribution Date or in accordance with Section 22 shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Class A Common Stock or Class B Common Stock, as applicable, following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Class A Common Stock or Class B Common Stock, as applicable, immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid (without duplication) or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry Shares in respect thereof) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Merger, Interest Exchange, Division or Sale or Transfer of Assets or Earning Power.

13.1. Certain Transactions. In the event that, from and after the first occurrence of a Trigger Event, directly or indirectly, (A) the Company shall merge with or into, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall merge with or into the Company, or the Company shall be the acquired association in an interest exchange, and the Company shall be the continuing or surviving corporation of such merger or interest exchange, in connection with such merger or interest exchange, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (C) the Company shall divide with the result that it transfers, or shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall so divide, sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more wholly-owned Subsidiaries of the Company in one or more transactions each of which complies with Section 11.14), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become void pursuant to Section 11.1.2) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one-thousandths of a share of applicable Preferred Stock, for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12), in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as such term is hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one-thousandths of a share of applicable Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12) and (y) dividing that product by 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11.4) on the date of consummation of such merger, interest exchange, division, sale, exchange, mortgage or transfer; provided that the price per Right so payable and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6 to reflect any events covered thereby occurring in respect of the Common Stock of such Principal Party after the occurrence of such merger, interest exchange, division, sale, exchange, mortgage or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such merger, interest exchange, division, sale, exchange, mortgage or transfer, all of the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any merger, interest exchange, division, sale, exchange, mortgage or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13.1, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The Company shall not consummate any such merger, interest exchange, division, sale, exchange, mortgage or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of this Section 13.1 and Section 13.2 shall promptly be performed in accordance with their terms and that such merger, interest exchange, division, sale, exchange, mortgage or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to this Section 13.1 and Section 13.2 and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party, at its own expense, shall:

(1) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

(2) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE or another national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(3) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(4) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In case the Principal Party has a provision in any of its authorized securities or in its articles or certificate of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Stock or common stock equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11.4) or securities exercisable for, or convertible into, Common Stock or common stock equivalents of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13), or (ii) providing for any special payment, taxes, charges or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provision of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The Company covenants and agrees that it shall not, at any time after the Trigger Event, enter into any transaction of the type described in clauses (A) through (C) of this Section 13.1 if (i) at the time of or immediately after such merger, interest exchange, division, sale, exchange, mortgage or transfer, there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such merger, interest exchange, division, sale, exchange, mortgage or transfer, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13.2 shall have received a distribution of Rights previously owned by such Person or any of its Related Persons or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive transactions of the type described in clauses (A) through (C) of this Section 13.1.

13.2. Principal Party. “Principal Party” shall mean:

(i) in the case of any transaction described in clauses (A) or (B) of the first sentence of Section 13.1: (i) the Person that is the issuer of the securities into which the Common Stock is converted in such merger or interest exchange, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or (ii) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and

(ii) in the case of any transaction described in clause (C) of the first sentence in Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13.2, if the shares of Common Stock of such Person are not at such time or have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

13.3. Approved Acquisitions. Notwithstanding anything contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.

Section 14. Fractional Rights and Fractional Shares.

14.1. Cash in Lieu of Fractional Rights. The Company may, but shall not be required to, issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (except prior to the Distribution Date in accordance with Section 11.15). In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith by the Board.

14.2. Cash in Lieu of Fractional Shares of Preferred Stock. The Company may, but shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Interests in fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current per share market price of one share of Preferred Stock (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange. Any determination as to payment in cash shall be applied equivalently to shares of the Series A Preferred and shares of the Series B Preferred.

14.3. Waiver of Right to Receive Fractional Rights or Shares. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce this Agreement, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise enforce or act in respect of his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person (including, without limitation, the Company) subject to this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the applicable Common Stock;

(b) as of and after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications completed; and

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate or Book Entry Share made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation or limited liability company or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or limited liability company or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or limited liability company succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or limited liability company or other entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

20.1. Legal Counsel. The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

20.2. Certificates as to Facts or Matters. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, President and Chief Executive Officer, the Chief Revenue Officer, the Chief Operating Officer or any Executive Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

20.3. Standard of Care. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

20.4. Reliance on Agreement and Right Certificates. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

20.5. No Responsibility as to Certain Matters. The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11.1.2) or any adjustment required under the provisions of Sections 3, 11, 13, 23 or 27 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

20.6. Further Assurance by Company. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

20.7. Authorized Company Officers. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, President and Chief Executive Officer, the Chief Revenue Officer, the Chief Operating Officer or any Executive Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for these instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable to the Company for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking of any such action (or the effective date in the case of omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

20.8. Freedom to Trade in Company Securities. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

20.9. Reliance on Attorneys and Agents. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

20.10. Incomplete Certificate. If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or a Related Person of an Acquiring Person), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

20.11. Rights Holders List. At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and/or Preferred Stock, as applicable, by registered or certified mail. Following the Distribution Date, the Company shall promptly notify the holders of the Right Certificates by first-class mail of any such resignation. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and/or Preferred Stock, as applicable, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the State of New York or the Commonwealth of Pennsylvania (or any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the Commonwealth of Pennsylvania) in good standing, having an office in the State of New York or the Commonwealth of Pennsylvania, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and/or Preferred Stock, as applicable, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities heretofore or hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Exemption.

23.1. Right to Redeem. The Board may, at its option, at any time prior to a Trigger Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Stock (based on the “current per share market price,” determined pursuant to Section 11.4, of the Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

23.2. Redemption Procedures. Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Company shall promptly give, or cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23.2 or any defect therein shall not affect the validity of the action taken by the Company. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 27, and other than in connection with the purchase, acquisition or redemption of Common Stock prior to the Distribution Date.

23.3. Shareholder Referendum for Qualifying Offers.

23.3.1. Shareholders May Request Special Meeting. In the event the Company receives a Qualifying Offer and the Board has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of this Agreement or called a special meeting of shareholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, in each case, by the end of ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act (the “Board Evaluation Period”), the holders of record (or their duly authorized proxy) of at least ten percent (10%) or more of the shares of Common Stock then outstanding (excluding shares of Common Stock that are Beneficially Owned by the Person making the Qualifying Offer) (the “Requisite Percentage”) may submit to the Board, not earlier than seventy (70) Business Days nor later than ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, a written demand complying with the terms of this Section 23.3 (the “Special Meeting Demand”) directing the Board to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining eligible holders of record shall be the sixtieth (60th) Business Day following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act. Any Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the shareholders of record executing the request (i) the name and address of such shareholders, as they appear on the Company’s books and records, (ii) the class and number of shares of Common Stock which are owned of record by each of such shareholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.

23.3.2. Special Meeting. After receipt of Special Meeting Demands in proper form and in accordance with this Section 23.3 from a shareholder or shareholders holding the Requisite Percentage, the Board shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of shareholders at a Special Meeting to be convened within ninety (90) Business Days following the last day of the Board Evaluation Period (the “Special Meeting Period”) by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.

23.3.3. Exemption for Qualifying Offer. In the event that no Person has become an Acquiring Person prior to the Exemption Date and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority in voting power of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Related Persons) shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement in all respects to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the close of business on (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote by shareholders not in compliance with the provisions of this Section 23.3 shall serve to exempt any offer from the terms of this Agreement. Immediately upon the close of business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the offeror (or its Related Persons) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon such consummation.

Section 24. Notice of Certain Events. In case the Company shall propose at any time after the earlier of the Stock Acquisition Date and the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividends, or a stock dividend on, or a subdivision, combination or reclassification of the Common Stock), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any merger into or with, or to effect any interest exchange, division, sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than pursuant to a merger or other acquisition agreement of the type excluded from the definition of “Beneficial Ownership” in Section 1.3), or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, merger, interest exchange, division, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock and/or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock and/or Common Stock, whichever shall be the earlier.

In case any event set forth in Section 11.1.2 or Section 13 shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11.1.2 and Section 13, and (ii) all references in this Section 24 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Entercom Communications Corp.

2400 Market Street, 4th Floor

Philadelphia, PA 19103

Attention: General Counsel

Subject to the provisions of Section 21 and Section 24, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Corporate Trust Department

with a copy to:

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Legal Department

Email: legalteamAST@astfinancial.com

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Stock or of any Book Entry Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent or registrar for the Common Stock; provided that prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

Section 26. Supplements and Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Stock. From and after the time that the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the Final Expiration Date; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or a Related Person of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable as to an Acquiring Person or a Related Person of an Acquiring Person, other than in accordance with this sentence; provided further, that the right of the Board to extend the Distribution Date shall not require any amendment or supplement hereunder. Notwithstanding the foregoing, should a court of competent jurisdiction of other authority determine that the issuance of any instrument, security, right or property issued or distributed, or contemplated to be issued or distributed, pursuant to this Agreement or the Series A Statement of Terms or the Series B Statement of Terms be invalid, void or unenforceable, then, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement to address such matters without the approval of any holders of Rights or Common Stock. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21 hereof or this Section 26 or any other Section of this Agreement in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. The Company shall promptly provide the Rights Agent with written notice of such supplement or amendment.

Section 27. Exchange.

27.1. Exchange of Preferred Stock for Rights. The Board may, at its option, at any time after the occurrence of a Trigger Event, exchange either or both of the (i) all or part of the then-outstanding and exercisable Class A Rights for Series A Preferred and (ii) all or the part of the then-outstanding and exercisable Class B Rights for Series B Preferred (in each case, which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2) by exchanging at an exchange ratio of one one-thousandth of a share of Series A Preferred per Class A Right and one one-thousandth of a share of Series B Preferred per Class B Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such respective amounts per Right being hereinafter referred to as the “Exchange

Consideration”); provided, for the avoidance of doubt, that if the Board elects to exchange either the Class A Rights or Class B Rights pursuant to this Section 27.1, it shall be required to exchange the other class of Rights. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Class A Common Stock then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 27, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that has not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all shareholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any Common Stock or Preferred Stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Stock or Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

27.2. Exchange Procedures. Immediately upon the effectiveness of the action of the Board ordering the exchange for any Rights pursuant to Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the applicable Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the applicable Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than the Rights that have become void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

27.3. Insufficient Shares. The Company may at its option substitute, for each share of Preferred Stock that would otherwise be issuable upon exchange of a Right, (i) cash, (ii) other equity securities of the Company or preferred stock equivalents (as such term is defined in Section 11.1.3), (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in each case having an aggregate value equal to the current per share market price of one share of applicable Preferred Stock (determined pursuant to Section 11.4) as of the date of such exchange.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 30. Determination and Actions by the Board or Committee Thereof. The Board, or a duly authorized committee thereof, shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or amend this Agreement). In administering this Agreement and exercising the rights and powers specifically granted to the Board and to the Company hereunder, and in interpreting this Agreement and making any determination hereunder, the Board, or a duly authorized committee thereof, may consider any and all facts, circumstances or information it deems to be necessary, useful or appropriate. All such actions, calculations, interpretations and determinations that are done or made by the Board, or a duly authorized committee thereof, in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties to the fullest extent permitted by applicable law. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualifying Offer or any other tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of such fiduciary duty.

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that should a court of competent jurisdiction or other authority determine that the issuance of any instrument, security, right or property issued or distributed, or contemplated to be issued or distributed, pursuant to this Agreement or the Series A Statement of Terms or the Series B Statement of Terms be invalid, void or unenforceable, then, subject to any amendment or modification undertaken pursuant to Section 26 of this Agreement, this Agreement shall be deemed null and void ab initio, including the exercisability of any Right which theretofore became exercisable.

Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ENTERCOM COMMUNICATIONS CORP.

By	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By	/s/ M. Asher F. Richelli
Name: M. Asher F. Richelli
Title: Executive Vice President, General Counsel

EXHIBIT A-1

STATEMENT OF TERMS

of

SERIES A JUNIOR PARTICIPATING CONVERTIBLE PREFERRED STOCK

of

ENTERCOM COMMUNICATIONS CORP.

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Convertible Preferred Stock” (the “Series A Preferred”) and the number of shares constituting the Series A Preferred shall be 3,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a

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subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred shall nevertheless be payable when, as and if declared by the Board of Directors, in accordance with paragraph (A) above on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A

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Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the terms of any other series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears on the Series A Preferred have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred being entitled to cast a number of votes per share of Series A Preferred as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of shareholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Series A Preferred in this Section 3.

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Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

(C) Shares of Series A Preferred and shares of Series B Preferred shall be entitled to participate ratably, on a share-for-share basis as if all such shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor in respect of such series of Preferred Stock; provided, however, that any dividends payable in shares of Series A Preferred or Series B Preferred or Common Stock (or payable in rights to subscribe for or purchase shares of Series A Preferred or Series B Preferred or Common Stock or securities or indebtedness convertible into or exchangeable for shares of Series A Preferred or Series B Preferred or Common Stock) shall be declared and paid at the same rate on each of the Series A Preferred or Series B Preferred and only:

(i) in shares of Series A Preferred or Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock or Series A Preferred) to holders of Series A Preferred; and

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(ii) in shares of Series B Preferred or Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities convertible into or exchangeable for shares of Class B Common Stock or Series B Preferred) to holders of Series B Preferred.

Section 5. Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation of the Corporation or in the terms of any other series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred unless, prior thereto, the holders of Series A Preferred shall have received an amount per share (the “Series A Preferred Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except distributions made ratably on the Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

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(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. Subject to Section 12, the Series A Preferred shall not be redeemable by the Corporation; provided, however, that should a court of competent jurisdiction or other authority determine that the issuance of any instrument, security, right or property issued or distributed, or contemplated to be issued or distributed, pursuant to the Rights Agreement or this Series A Statement of Terms or the Series B Statement of Terms be invalid, void or unenforceable, and the Rights Agreement shall thus be deemed to have become null and void ab initio, then (A) prior to any Mandatory Conversion under Section 12, each share of Series A Preferred shall be redeemable for an amount equal to the Purchase Price paid to the Corporation for such shares and (B) after a Mandatory Conversion, any Common Shares or other securities or property issued in such conversion shall be redeemable for $.01 in respect of each Common Share (and associated other securities or property, if any) issued in the Mandatory Conversion.

Section 9. Rank. The Series A Preferred shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, pari passu with the Series B Preferred and junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred.

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Section 10. Amendment. At any time any shares of Series A Preferred are outstanding, the Amended and Restated Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred, voting separately as a single class.

Section 11. Fractional Shares. Series A Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

Section 12. Mandatory Conversion at the Company’s Election.

(A) Mandatory Conversion Right. Subject to the provisions of this Section 12, the Corporation has the right (the “Mandatory Conversion Right”), exercisable at its sole election, to cause the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Series A Preferred, which such Mandatory Conversion may be effective, as determined by the Board of Directors, as of any specific date or, as applicable, immediately following issuance of shares of Series A Preferred to be issued from and after a Trigger Event (as defined in the Rights Agreement, dated as of April 20, 2020, as the same may be amended from time to time, between the Corporation and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”)). For the avoidance of doubt, if the Board of Directors elects to convert the Series A Preferred, pursuant to this Section 12, it shall be required to convert on the same day the Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Corporation.

(B) Mandatory Conversion Notice and Date. To exercise its Mandatory Conversion Right with respect to any shares of Series A Preferred, the Corporation must send to each holder of such shares a written notice of such exercise or publish such notice in a daily newspaper with a national circulation (within the meaning of Rule 14d-4(c) promulgated under the Securities Exchange Act of 1934). Such notice must state (i) that the Corporation has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, and (ii) whether such Mandatory Conversion will be effective as of a specific date (and, in such case, the date of such Mandatory Conversion) or, alternatively, immediately following issuance of shares of Series A Preferred to be issued from and after a Trigger Event; provided, in each case, that such date or other effective time shall be the same as that for the conversion of the Series B Preferred.

(C) Conversion Procedures. If the Corporation duly exercises, in accordance with this Section 12, its Mandatory Conversion Right with respect to any share of Series A Preferred, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the holder(s) thereof; and (2) the shares of

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Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be due to, and deemed outstanding in the name of the holder(s) of such share of Series A Preferred as of the close of business on the date of such conversion. Subject to Section 12(E), the person in whose name any share of Common Stock is issuable upon conversion of any Series A Preferred will be deemed to become the holder of record of such share as of the close of business on the date of such conversion.

(D) Settlement upon Conversion.

(i) Generally. Subject to Section 12(D)(ii), Section 12(D)(iv) and Section 12(E), the consideration due upon settlement of the conversion of each one one-thousandth of a share of Series A Preferred will consist of one share of Common Stock.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(D)(iv), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Series A Preferred, the Corporation will, to the extent it is legally able to do so, pay cash based on the then current per share market price (as determined pursuant to Section 11.4 of the Rights Agreement, the “current per share market price”).

(iii) Delivery of Conversion Consideration. Subject to Section 12(E), the Corporation will pay or deliver, as applicable, the type and amount of consideration payable to settle the Mandatory Conversion, determined in accordance with this Section 12 as promptly as practicable after the date of such conversion. For the avoidance of doubt, such date shall be the same as those for the conversion of the Series B Preferred.

(iv) Calculations Aggregated for Each Holder. The composition of the consideration due upon conversion of the Series A Preferred of any holder will be computed based on the total number of shares of Series A Preferred of such holder being converted. For these purposes, any cash amounts due to such holder in respect thereof will be rounded to the nearest cent.

(E) Insufficient Shares. In the event that upon the occurrence of a Mandatory Conversion there shall not be sufficient Common Stock authorized but unissued, or held by the Corporation as treasury shares, to permit the exercise in full the Mandatory Conversion in accordance with this Section 12, the Corporation shall take all such action as may be necessary to authorize additional Common Stock for issuance upon the Mandatory Conversion, provided, however, that if the Corporation determines that it is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event of a Mandatory Conversion, the Corporation, with respect to each one one-thousandth of a share of Series A Preferred Stock and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party (including its articles of incorporation and bylaws), shall: (A) determine the “current per share market price” (as defined in the Rights Agreement) of

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each share of Common Stock issuable upon the Mandatory Conversion and (B) with respect to each one one-thousandth of a share of Series A Preferred make adequate provision to substitute for each share of Common Stock, upon the Mandatory Conversion, (1) cash, (2) other equity securities of the Corporation (including, without limitation, shares, or fractions of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, the Board has deemed in good faith to have substantially the same value as the Common Stock) (each such share of preferred stock or fractions of shares of preferred stock constituting a “common stock equivalent”), (3) debt securities of the Corporation, (4) other assets or (5) any combination of the foregoing having an aggregate value equal to such current market value of the Common Stock, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to this section within thirty (30) days following the date of such conversion, then the Corporation shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, Class A Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the current per share market price of the Common Stock. If, upon a Mandatory Conversion, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Class A Common Stock could be authorized for issuance in full upon conversion of the Series A Preferred, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days following the date of such conversion, in order that the Corporation may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Corporation determines that some actions need be taken pursuant to the first and/or second sentences of this Section 12(E), the Corporation (x) shall take such action in a manner that complies with the limitations of Article Tenth of the Amended and Restated Certificate of Incorporation of the Corporation, including to have equivalent effect for the Series A Preferred and Series B Preferred but subject to such differences as to voting power and underlying Common Stock reflected in the terms of the Series A Preferred and Series B Preferred, and (y) may suspend the conversion of the Series A Preferred and Series B Preferred until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the conversion of the Series A Preferred and Series B Preferred have been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 12(E), the value of a share of Common Stock shall be the then current per share market price on the date of such conversion. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the conversion of the Series A Preferred among holders of Series A Preferred pursuant to this Section 12(E).

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(F) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of Series A Preferred will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such holder or the person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(G) Taxes Upon Issuance of Common Stock. The Corporation will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Series A Preferred, except any tax or duty that is due because such holder requests those shares to be registered in a name other than such holder’s name.

(H) Reacquired Shares. Shares of Series A Preferred purchased, redeemed by, surrendered to, or otherwise acquired by the Corporation (including upon conversion pursuant to a Mandatory Conversion) shall assume the status of authorized but unissued shares of Preferred Stock, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares of Preferred Stock.

* * *

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EXHIBIT A-2

STATEMENT OF TERMS

of

SERIES B JUNIOR PARTICIPATING CONVERTIBLE PREFERRED STOCK

of

ENTERCOM COMMUNICATIONS CORP.

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Convertible Preferred Stock” (the “Series B Preferred”) and the number of shares constituting the Series B Preferred shall be 1,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series B Preferred with respect to dividends, the holders of shares of Series B Preferred, in preference to the holders of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series B Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a

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subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Preferred as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred shall nevertheless be payable when, as and if declared by the Board of Directors, in accordance with paragraph (A) above on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Preferred shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred shall entitle the holder thereof to (i) 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation for which holders of Class B Common Stock are entitled to 10 votes per share of such Class B Common Stock, (ii) 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation for which holders of Class B Common Stock are entitled to 1 vote per share of such Class B Common Stock and (iii) zero votes on all matters submitted to a vote of the shareholders of the Corporation for which holders of Class B Common Stock are not entitled to vote with respect to such shares of Class B Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B

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Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the terms of any other series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Preferred are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series B Preferred, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears on the Series B Preferred have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series B Preferred being entitled to cast a number of votes per share of Series B Preferred as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of shareholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series B Preferred at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Preferred shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Series B Preferred in this Section 3.

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Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred, except dividends paid ratably on the Series B Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred, or any shares of stock ranking on a parity with the Series B Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

(C) Shares of Series A Preferred and shares of Series B Preferred shall be entitled to participate ratably, on a share-for-share basis as if all such shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor in respect of such series of Preferred Stock; provided, however, that any dividends payable in shares of Series A Preferred or Series B Preferred or Common Stock (or payable in rights to subscribe for or purchase shares of Series A Preferred or Series B Preferred or Common Stock or securities or indebtedness convertible into or exchangeable for shares of Series A Preferred or Series B Preferred or Common Stock) shall be declared and paid at the same rate on each of the Series A Preferred or Series B Preferred and only:

(i) in shares of Series A Preferred or Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock or Series A Preferred) to holders of Series A Preferred; and

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(ii) in shares of Series B Preferred or Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities convertible into or exchangeable for shares of Class B Common Stock or Series B Preferred) to holders of Series B Preferred.

Section 5. Reacquired Shares. Any shares of Series B Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation of the Corporation or in the terms of any other series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred unless, prior thereto, the holders of Series B Preferred shall have received an amount per share (the “Series B Preferred Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred, except distributions made ratably on the Series B Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series B Preferred were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

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(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Preferred Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Preferred in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Preferred and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. Subject to Section 12, the Series B Preferred shall not be redeemable by the Corporation; provided, however, that should a court of competent jurisdiction or other authority determine that the issuance of any instrument, security, right or property issued or distributed, or contemplated to be issued or distributed, pursuant to the Rights Agreement or the Series A Statement of Terms or this Series B Statement of Terms be invalid, void or unenforceable, and the Rights Agreement shall thus be deemed to have become null and void ab initio, then (A) prior to any Mandatory Conversion under Section 12, each share of Series B Preferred shall be redeemable for an amount equal to the Purchase Price paid to the Corporation for such shares and (B) after a Mandatory Conversion, any Common Shares or other securities or property issued in such conversion shall be redeemable for $.01 in respect of each Common Share (inclusive of associated other securities or property substituted therefore, if any) issued in the Mandatory Conversion.

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Section 9. Rank. The Series B Preferred shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, pari passu with the Series A Preferred and junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series B Preferred.

Section 10. Amendment. At any time any shares of Series B Preferred are outstanding, the Amended and Restated Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred, voting separately as a single class.

Section 11. Fractional Shares. Series B Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred.

Section 12. Mandatory Conversion at the Company’s Election.

(A) Mandatory Conversion Right. Subject to the provisions of this Section 12, the Corporation has the right (the “Mandatory Conversion Right”), exercisable at its sole election, to cause the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Series B Preferred, which such Mandatory Conversion may be effective, as determined by the Board of Directors, as of any specific date or, as applicable, immediately following issuance of shares of Series B Preferred to be issued from and after a Trigger Event (as defined in the Rights Agreement, dated as of April 20, 2020, as the same may be amended from time to time, between the Corporation and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”)). For the avoidance of doubt, if the Board of Directors elects to convert the Series B Preferred, pursuant to this Section 12, it shall be required to convert on the same day the Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred), of the Corporation.

(B) Mandatory Conversion Notice and Date. To exercise its Mandatory Conversion Right with respect to any shares of Series B Preferred, the Corporation must send to each holder of such shares a written notice of such exercise or publish such notice in a daily newspaper with a national circulation (within the meaning of Rule 14d-4(c) promulgated under the Securities Exchange Act of 1934). Such notice must state (i) that the Corporation has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, and (ii) whether such Mandatory Conversion will be effective as Mandatory Conversion as of a specific date (and, in such case, the date of such Mandatory Conversion or, alternatively, immediately following issuance of shares of Series B Preferred to be issued from and after a Trigger Event; provided, in each case, that such date or other effective time shall be the same as that for the conversion of the Series A Preferred.

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(C) Conversion Procedures. If the Corporation duly exercises, in accordance with this Section 12, its Mandatory Conversion Right with respect to any share of Series B Preferred, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the holder(s) thereof; and (2) the shares of Class B Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be due to, and deemed outstanding in the name of the holder(s) of such share of Series B Preferred as of the close of business on the date of such conversion. Subject to Section 12(E), the person in whose name any share of the Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), of the Corporation is issuable upon conversion of any Series B Preferred will be deemed to become the holder of record of such share as of the close of business on the date of such conversion.

(D) Settlement upon Conversion.

(i) Generally. Subject to Section 12(D)(ii), Section 12(D)(iv) and Section 12(E), the consideration due upon settlement of the conversion of each one one-thousandth of a share of Series B Preferred will consist of one share of Class B Common Stock.

(ii) Payment of Cash in Lieu of any Fractional Share of Class B Common Stock. Subject to Section 12(D)(iv), in lieu of delivering any fractional share of Class B Common Stock otherwise due upon conversion of any Series B Preferred, the Corporation will, to the extent it is legally able to do so, pay cash based on the then current per share market price (as determined pursuant to Section 11.4 of the Rights Agreement, the “current per share market price”).

(iii) Delivery of Conversion Consideration. Subject to Section 12(E), the Corporation will pay or deliver, as applicable, the type and amount of consideration payable to settle the Mandatory Conversion, determined in accordance with this Section 12 as promptly as practicable after the date of such conversion. For the avoidance of doubt, such dates shall be the same as those for the conversion of the Series A Preferred.

(iv) Calculations Aggregated for Each Holder. The composition of the consideration due upon conversion of the Series B Preferred of any holder will be computed based on the total number of shares of Series B Preferred of such holder being converted. For these purposes, any cash amounts due to such holder in respect thereof will be rounded to the nearest cent.

(E) Insufficient Shares. In the event that upon the occurrence of a Mandatory Conversion there shall not be sufficient Class B Common Stock authorized but unissued, or held by the Corporation as treasury shares, to permit the exercise in full the Mandatory Conversion in accordance with this Section 12, the Corporation shall take all such action as may be necessary to authorize additional Class B Common Stock for issuance upon the Mandatory Conversion, provided, however, that if the Corporation determines that it is unable to cause the authorization of a sufficient number of additional shares of Class B Common Stock, then, in the event of a Mandatory Conversion, the Corporation, with respect to each one one-thousandth of a share of Series B Preferred Stock and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on

A-2- 8

the date hereof to which it is a party (including its articles of incorporation and bylaws), shall: (A) determine the “current per share market price” (as defined in the Rights Agreement) of each share of Class B Common Stock issuable upon the Mandatory Conversion and (B) with respect to each one one-thousandth of a share of Series B Preferred make adequate provision to substitute for each share of Class B Common Stock, upon the Mandatory Conversion, (1) cash, (2) other equity securities of the Corporation (including, without limitation, shares, or fractions of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Class B Common Stock, the Board has deemed in good faith to have substantially the same value as the Class B Common Stock) (each such share of preferred stock or fractions of shares of preferred stock constituting a “common stock equivalent”), (3) debt securities of the Corporation, (4) other assets or (5) any combination of the foregoing having an aggregate value equal to such current market value of the Class B Common Stock, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to this section within thirty (30) days following the date of such conversion, then the Corporation shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, Class B Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the current per share market price of the Common Stock. If, upon a Mandatory Conversion, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Class B Common Stock could be authorized for issuance in full upon conversion of the Series B Preferred, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days following the date of such conversion, in order that the Corporation may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Corporation determines that some actions need be taken pursuant to the first and/or second sentences of this Section 12(E), the Corporation (x) shall take such action in a manner that complies with the limitations of Article Tenth of the Amended and Restated Certificate of Incorporation of the Corporation, including to have equivalent effect for the Series A Preferred and Series B Preferred but subject to such differences as to voting power and underlying Common Stock reflected in the terms of the Series A Preferred and Series B Preferred, and (y) may suspend the conversion of the Series B Preferred and Series A Preferred until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the conversion of the Series B Preferred and Series A Preferred have been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 12(E), the value of a share of Common Stock shall be the then current per share market price on the date of such conversion. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Class B Common Stock upon the conversion of the Series B Preferred among holders of Series B Preferred pursuant to this Section 12(E).

A-2- 9

(F) Status of Shares of Class B Common Stock. Each share of Class B Common Stock delivered upon conversion of Series B Preferred will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such holder or the person to whom such share of Class B Common Stock will be delivered). If the Class B Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Class B Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(G) Taxes Upon Issuance of Class B Common Stock. The Corporation will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Class B Common Stock upon conversion of the Series B Preferred, except any tax or duty that is due because such holder requests those shares to be registered in a name other than such holder’s name.

(H) Reacquired Shares. Shares of Series B Preferred purchased, redeemed by, surrendered to, or otherwise acquired by the Corporation (including upon conversion pursuant to a Mandatory Conversion) shall assume the status of authorized but unissued shares of Preferred Stock, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares of Preferred Stock.

Section 13. Transferability. No person holding shares of Series B Preferred may transfer, and the Corporation shall not register the transfer of, such shares of Series B Preferred, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Class B Transferee (as defined in the Amended and Restated Articles of Incorporation of the Corporation). Upon any attempted transfer of shares of Series B Preferred not permitted hereunder, such shares shall be automatically converted into an equal number of shares of Series A Preferred.

* * *

A-2- 10

EXHIBIT B-1

[Form of Right Certificate]

Certificate No. R-A	_______ Rights

NOT EXERCISABLE AFTER APRIL 20, 2021 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 13.3 OF THE AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE AGREEMENT), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

ENTERCOM COMMUNICATIONS CORP.

This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 20, 2020, as the same may be amended from time to time (the “Agreement”), between Entercom Communications Corp., a Pennsylvania corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York time) on April 20, 2021, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”), of the Company, at a purchase price of $6.06 per one one-thousandth of a share of Series A Preferred, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-thousandths of a share of Series A Preferred which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [...], based on the Series A Preferred as constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Agreement. As provided in the Agreement, the Purchase Price and the number of shares of Series A Preferred which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal offices of the Company and the Rights Agent.

B-1- 1

This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-thousandths of a share of Series A Preferred as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Board may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $0.01 per Right or (ii) exchange Common Stock for the Rights evidenced by this Certificate, in whole or in part.

If the Company elects not to issue fractional Series A Preferred upon the exercise of any Right or Rights evidenced hereby (other than fractions of Series A Preferred which are integral multiples of one one-thousandth of a share of Series A Preferred, which may, at the election of the Company, be evidenced by depository receipts), in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series A Preferred or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

B-1- 2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of __________, 20__.

Attest:

ENTERCOM COMMUNICATIONS CORP.

By		By
	Title:		Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By
Authorized Signature

B-1- 3

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address

of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                             Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

B-1- 4

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person or a Related Person of an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated:

Signature

B-1- 5

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To: Entercom Communications Corp.

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Series A Preferred issuable upon the exercise of such Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such stock (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) be issued in the name of (or to, as the case may be):

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: __________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

B-1- 6

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person or a Related Person of an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated:_______________

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or a Related Person of an Acquiring Person and such Assignment or Election to Purchase will not be honored.

B-1- 7

EXHIBIT B-2

[Form of Right Certificate]

Certificate No. R-B	_______ Rights

NOT EXERCISABLE AFTER APRIL 20, 2021 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 13.3 OF THE AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE AGREEMENT), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

ENTERCOM COMMUNICATIONS CORP.

This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 20, 2020, as the same may be amended from time to time (the “Agreement”), between Entercom Communications Corp., a Pennsylvania corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York time) on April 20, 2021, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series B Junior Participating Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company, at a purchase price of $6.06 per one one-thousandth of a share of Series B Preferred, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-thousandths of a share of Series B Preferred which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [...], based on the Series B Preferred as constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Agreement. As provided in the Agreement, the Purchase Price and the number of shares of Series B Preferred which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal offices of the Company and the Rights Agent.

B-2- 1

This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-thousandths of a share of Series B Preferred as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Board may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $0.01 per Right or (ii) exchange Common Stock for the Rights evidenced by this Certificate, in whole or in part.

If the Company elects not to issue fractional Series B Preferred upon the exercise of any Right or Rights evidenced hereby (other than fractions of Series B Preferred which are integral multiples of one one-thousandth of a share of Series B Preferred, which may, at the election of the Company, be evidenced by depository receipts), in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Preferred or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

B-2- 2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of __________, 20__.

Attest:

ENTERCOM COMMUNICATIONS CORP.

By		By
	Title:		Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By
Authorized Signature

B-2- 3

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address

of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                         Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

B-2- 4

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person or a Related Person of an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated:_______________

Signature

B-2- 5

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To: Entercom Communications Corp.

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Series B Preferred issuable upon the exercise of such Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such stock (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) be issued in the name of (or to, as the case may be):

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: __________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

B-2- 6

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person or a Related Person of an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated:_______________

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or a Related Person of an Acquiring Person and such Assignment or Election to Purchase will not be honored.

B-2- 7

EXHIBIT C

As described in the Rights Agreement, Rights which are

held by or have been held by an Acquiring Person or any Related Persons of an Acquiring

Person (as such terms are defined in the Rights Agreement) and certain transferees thereof shall become null and void and will no longer be transferable.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On April 20, 2020, the Board of Directors of Entercom Communications Corp. (the “Company”) declared a dividend of one preferred stock purchase right (a “Class A Right”) for each share of Class A Common Stock, par value $0.01 (the “Class A Common Stock”) and one preferred stock purchase right (a “Class B Right” and, together with the Class A Rights, the “Rights”) for each share of Class B Common Stock, par value $0.01 (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of the Company outstanding at the close of business on May 5, 2020 (the “Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights. When exercisable, each Class A Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Convertible Preferred Stock (the “Series A Preferred”) of the Company and each Class B Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Convertible Preferred Stock (the “Series B Preferred”) of the Company at a price of $6.06 per one one-thousandth of a share of Series A Preferred or Series B Preferred, as applicable, in each case subject to certain anti-dilution adjustments (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 20, 2020, as the same may be amended from time to time (the “Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the close of business on the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons and any person(s) acting in concert therewith has acquired, or obtained the right to acquire, beneficial ownership of 10% (15% in the case of a Passive Institutional Investor) or more of the Class A Common Stock (including certain synthetic equity positions created by derivative securities, which are treated as beneficial ownership of the number of shares of Class A Common Stock equivalent to the economic exposure created by the synthetic equity position, to the extent actual shares of Class A Common Stock are directly or indirectly beneficially owned by a counterparty to the synthetic equity position) (an “Acquiring Person”) or (ii) the close of business on the tenth (10th) business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons and any person acting in concert therewith becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry, in either case, together with a copy of this Summary of Rights. The Agreement provides that any person who beneficially owned 10% or more of the Class A Common Stock immediately prior to the first public announcement of the adoption of the Agreement, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Agreement unless the Existing Holder becomes the beneficial owner of one or more additional shares of Class A Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Class A Common Stock in Class A Common Stock or pursuant to a split or subdivision of the outstanding Class A Common Stock). However, if upon acquiring beneficial ownership of one or more additional shares of Class A Common Stock, the Existing Holder does not beneficially own 10% or more (15% or more in the case of a passive institutional investor) of the Class A Common Stock then outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Agreement. Certain other persons and their beneficial ownership are exempted from the definition of “Acquiring Person” as set forth in the Agreement, unless and until such persons collectively acquire shares of Class A Common Stock representing 2.5% or more of the Class A Common Stock outstanding as of the date of the Agreement.

The Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Agreement by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on April 20, 2021, subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated.

Each share of Series A Preferred and/or Series B Preferred purchasable upon exercise of the applicable Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 1,000 times the dividend, if any, declared per share of applicable Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred and/or Series B Preferred will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred and/or Series B Preferred will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Series A Preferred will have 1,000 votes and will vote together with the Class A Common Stock, and each share of Series B Preferred will vote together with the Class B Common Stock and have (i) 10,000 votes on all matters submitted to a vote of the shareholders of the Company for which holders of Class B Common Stock are entitled to 10 votes per share of such Class B Common Stock, (ii) 1,000 votes on all matters submitted to a vote of the shareholders of the Company for which holders of Class B Common Stock are entitled to 1 vote per share of such Class B Common Stock and (iii) zero votes on all matters submitted to a vote of the shareholders of the Company for which holders of Class B Common Stock are not entitled to vote with respect to such shares of Class B Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred and/or Series B Preferred will be entitled to receive 1,000 times the amount received per share of applicable Common Stock. At the election of the Company, each share of Series A Preferred and Series B Preferred will convert into 1,000 shares of Class A Common Stock and Class B Common Stock, respectively. Series A Preferred and/or Series B Preferred will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Series A Preferred’s and Series B Preferred’s dividend, liquidation, voting and conversion rights, the value of one one-thousandth of a share of Series A Preferred purchasable upon exercise of each Class A Right should approximate the value of one share of Class A Common Stock, and the value of one one-thousandth of a share of Series B Preferred purchasable upon exercise of each Class B Right should approximate the value of one share of Class B Common Stock.

The Purchase Price payable, and the number of shares of Series A Preferred and/or Series B Preferred or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series A Preferred and/or Series B Preferred, (ii) upon the grant to holders of the Series A Preferred and/or Series B Preferred of certain rights or warrants to subscribe for or purchase Series A Preferred and/or Series B Preferred or convertible securities at less than the current market price of the Series A Preferred and/or Series B Preferred or (iii) upon the distribution to holders of the Series A Preferred and/or Series B Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Series A Preferred and/or Series B Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of or any person acting in concert with an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of one-thousandths of a share of applicable Preferred Stock equal to the number of shares of Class A Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a Person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Class A Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for shares of applicable Preferred Stock at an exchange rate of one one-thousandth of a share of Series A Preferred per Class A Right and one one-thousandth of a share of Series B Preferred per Class B Right (subject to adjustment).

In the event that the Company receives a Qualifying Offer, the holders of record of at least ten percent (10%) or more of the shares of Common Stock then outstanding (excluding shares of Common Stock that are beneficially owned by the person making the Qualifying Offer) may submit to the Board of Directors a written demand requesting that the Board of Directors call a special meeting of the shareholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of the Agreement. The special meeting may be requested not earlier than seventy (70) nor later than ninety (90) business days following the commencement of a Qualifying Offer. If the Board of Directors has received a demand for such a special meeting that is proper and timely pursuant to the terms of the Agreement, such special meeting shall be convened within one hundred eighty (180) business days following commencement of the Qualifying Offer. If such special meeting is not convened within such one hundred eighty (180) business day period or at such special meeting, holders of a majority of the voting power of shares of Common Stock entitled to vote thereon vote in favor of exempting the Qualifying Offer, then the Qualifying Offer shall be deemed exempt from the Agreement as of such one hundred and eightieth business day or the date on which the results of such special meeting are certified. In any event, upon the effective date of the exemption of the Rights, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

A “Qualifying Offer” is defined generally as a fully financed all-cash tender offer or an exchange offer for common stock of the offeror, or a combination thereof, in each case for all of the outstanding shares of Common Stock at the same per-share consideration, that is determined to have the following characteristics, among other things: (a) commenced under certain rules of the Exchange Act; (b) meets certain price requirements; (c) does not result in an investment banking firm issuing an inadequacy opinion; (d) if it is an exchange offer, permits due diligence of the offeror by the Company’s representatives and after such due diligence an investment banking firm issues an opinion stating that the offer is fair from a financial point of view; (e) does not require due diligence of the Company; (f) will remain open for a certain period of time or longer if there is any increase in the consideration offered or if any bona fide alternative offer is commenced; (g) conditioned on the tender of at least a majority of the voting power of the outstanding shares of Common Stock not held by the offeror; (h) the offeror has committed to consummate a second step transaction to acquire, at the same consideration, any shares not tendered; (i) may not be amended in a way adverse to a tendering shareholder; (j) certain facts and representations are certified by the offeror and the offeror’s Chief Executive Officer and Chief Financial Officer and (k) if it is an exchange offer, the offeror’s common stock meets certain requirements. “Fully-financed” means that the offeror has sufficient funds for the offer and related expenses, which shall be evidenced as indicated in the Agreement.

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The Company may elect not to issue fractional Series A Preferred or Series B Preferred (other than fractions of Series A Preferred and Series B Preferred which are integral multiples of one one-thousandth of a share of Series A Preferred and Series B Preferred, respectively, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash as provided in the Rights Agreement.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Agreement may be amended by the Board of Directors, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate or any person acting in concert with of an Acquiring Person).

A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

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